For Release: May 9, 2024
Investor Contact: Phil Morgan, 402.458.3038
Nelnet, Inc. supplemental financial information for the first quarter 2024
(All dollars are in thousands, except per share amounts, unless otherwise noted)
The following information should be read in connection with Nelnet, Inc.'s (the “Company's”) press release for first quarter 2024 earnings, dated May 9, 2024, and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 (the "Q1 2024 10-Q Quarterly Report").
Forward-looking and cautionary statements
This report contains forward-looking statements and information that are based on management's current expectations as of the date of this document. Statements that are not historical facts, including statements about the Company's plans and expectations for future financial condition, results of operations or economic performance, or that address management's plans and objectives for future operations, and statements that assume or are dependent upon future events, are forward-looking statements. The words “anticipate,” “assume,” “believe,” “continue,” “could,” “ensure,” “estimate,” “expect,” “forecast,” “future,” “intend,” “may,” “plan,” “potential,” “predict,” “scheduled,” “should,” “will,” “would,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements.
The forward-looking statements are based on assumptions and analyses made by management in light of management's experience and its perception of historical trends, current conditions, expected future developments, and other factors that management believes are appropriate under the circumstances. These statements are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause the actual results and performance to be materially different from any future results or performance expressed or implied by such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in the “Risk Factors” section of the Company's Annual Report on Form 10-K for the year ended December 31, 2023 (the "2023 Annual Report"), and include such risks and uncertainties as:
•risks related to the ability to successfully maintain and increase allocated volumes of student loans serviced by the Company under existing and future servicing contracts with the Department, risks related to unfavorable contract modifications or interpretations, and risks related to the Company's ability to comply with agreements with third-party customers for the servicing of Federal Direct Loan Program, Federal Family Education Loan Program (the "FFEL Program" or FFELP), private education, and consumer loans;
•loan portfolio risks such as prepayment risk, credit risk, interest rate basis and repricing risk, risks related to the use of derivatives to manage exposure to interest rate fluctuations, uncertainties regarding the expected benefits from purchased securitized and unsecuritized FFELP, private education, consumer, and other loans, or investment interests therein, and initiatives to purchase additional FFELP, private education, consumer, and other loans;
•financing and liquidity risks, including risks of changes in the interest rate environment;
•risks from changes in the terms of education loans and in the educational credit and services markets resulting from changes in applicable laws, regulations, and government programs and budgets;
•risks related to a breach of or failure in the Company's operational or information systems or infrastructure, or those of third-party vendors;
•risks related to use of artificial intelligence;
•uncertainties inherent in forecasting future cash flows from student loan assets and related asset-backed securitizations;
•risks related to the ability of Nelnet Bank to achieve its business objectives and effectively deploy loan and deposit strategies and achieve expected market penetration;
•risks related to the expected benefits to the Company from its continuing investment in ALLO Holdings, LLC (referred to collectively with its subsidiary ALLO Communications LLC as "ALLO"), and risks related to investments in solar projects, including risks of not being able to realize tax credits which remain subject to recapture by taxing authorities and rising construction costs;
•risks and uncertainties related to other initiatives to pursue additional strategic investments (and anticipated income therefrom) including venture capital and real estate investments, reinsurance, acquisitions, and other activities (including risks associated with errors that occasionally occur in converting loan servicing portfolios to a new servicing platform), including activities that are intended to diversify the Company both within and outside of its historical core education-related businesses;
•risks and uncertainties associated with climate change; and
•risks and uncertainties associated with litigation matters and maintaining compliance with the extensive regulatory requirements applicable to the Company's businesses, and uncertainties inherent in the estimates and assumptions about future events that management is required to make in the preparation of the Company’s consolidated financial statements.
All forward-looking statements contained in this supplement are qualified by these cautionary statements and are made only as of the date of this document. Although the Company may from time to time voluntarily update or revise its prior forward-looking statements to reflect actual results or changes in the Company's expectations, the Company disclaims any commitment to do so except as required by law.

Consolidated Statements of Operations
(Dollars in thousands, except share data)
(unaudited)

	Three months ended
	March 31, 2024	December 31, 2023	March 31, 2023
Interest income:
Loan interest	$216,724	227,234	225,243
Investment interest	52,078	48,019	40,725
Total interest income	268,802	275,253	265,968
Interest expense on bonds and notes payable and bank deposits	194,580	205,335	199,449
Net interest income	74,222	69,918	66,519
Less provision for loan losses	10,928	10,924	34,275
Net interest income after provision for loan losses	63,294	58,994	32,244
Other income (expense):
Loan servicing and systems revenue	127,201	128,816	139,227
Education technology services and payments revenue	143,539	106,052	133,603
Solar construction revenue	13,726	11,982	8,651
Other, net	17,015	(27,493)	(14,071)
(Loss) gain on sale of loans, net	(41)	6,987	11,812
Impairment expense	—	(26,951)	—
Derivative settlements, net	1,757	853	23,337
Derivative market value adjustments, net	7,964	(9,507)	(37,411)
Total other income (expense), net	311,161	190,739	265,148
Cost of services:
Cost to provide education technology services and payments	48,610	39,379	47,704
Cost to provide solar construction services	14,229	23,371	8,299
Total cost of services	62,839	62,750	56,003
Operating expenses:
Salaries and benefits	143,875	152,917	152,710
Depreciation and amortization	16,769	22,004	16,627
Other expenses	56,845	51,697	40,785
Total operating expenses	217,489	226,618	210,122
Income (loss) before income taxes	94,127	(39,635)	31,267
Income tax (expense) benefit	(23,119)	9,722	(8,250)
Net income (loss)	71,008	(29,913)	23,017
Net loss attributable to noncontrolling interests	2,202	21,359	3,470
Net income (loss) attributable to Nelnet, Inc.	$73,210	(8,554)	26,487
Earnings per common share:
Net income (loss) attributable to Nelnet, Inc. shareholders - basic and diluted	$1.97	(0.23)	0.71
Weighted average common shares outstanding - basic and diluted	37,156,971	37,354,406	37,344,604

Condensed Consolidated Balance Sheets
(Dollars in thousands)
(unaudited)

	As of	As of	As of
	March 31, 2024	December 31, 2023	March 31, 2023
Assets:
Loans and accrued interest receivable, net	$11,829,078	13,108,204	14,561,108
Cash, cash equivalents, and investments	2,101,373	2,039,080	2,175,144
Restricted cash and investments	797,217	875,348	710,469
Goodwill and intangible assets, net	200,699	202,848	237,690
Other assets	470,295	511,165	398,198
Total assets	$15,398,662	16,736,645	18,082,609
Liabilities:
Bonds and notes payable	$10,582,513	11,828,393	13,438,416
Bank deposits	802,061	743,599	675,767
Other liabilities	756,308	942,738	745,097
Total liabilities	12,140,882	13,514,730	14,859,280
Equity:
Total Nelnet, Inc. shareholders' equity	3,305,862	3,262,621	3,229,683
Noncontrolling interests	(48,082)	(40,706)	(6,354)
Total equity	3,257,780	3,221,915	3,223,329
Total liabilities and equity	$15,398,662	16,736,645	18,082,609

Overview
The Company is a diverse, innovative company with a purpose to serve others and a vision to make dreams possible. The largest operating businesses engage in loan servicing and education technology services and payments. A significant portion of the Company's revenue is net interest income earned on a portfolio of federally insured student loans. The Company also makes investments to further diversify both within and outside of its historical core education-related businesses including, but not limited to, investments in a fiber communications company (ALLO), early-stage and emerging growth companies (venture capital investments), real estate, reinsurance, and renewable energy (solar). The Company is also actively expanding its private education, consumer, and other loan portfolios, and in November 2020 launched Nelnet Bank.
GAAP Net Income and Non-GAAP Net Income, Excluding Adjustments
The Company prepares its financial statements and presents its financial results in accordance with GAAP. However, it also provides additional non-GAAP financial information related to specific items management believes to be important in the evaluation of its operating results and performance. A reconciliation of the Company's GAAP net income to Non-GAAP net income, excluding derivative market value adjustments, and a discussion of why the Company believes providing this additional information is useful to investors, is provided below.

	Three months ended
	March 31, 2024	December 31, 2023	March 31, 2023
GAAP net income (loss) attributable to Nelnet, Inc.	$73,210	(8,554)	26,487
Realized and unrealized derivative market value adjustments	(7,964)	9,507	37,411
Tax effect (a)	1,911	(2,282)	(8,979)
Non-GAAP net income (loss) attributable to Nelnet, Inc., excluding derivative market value adjustments (b)	$67,157	(1,329)	54,919

Earnings per share:
GAAP net income (loss) attributable to Nelnet, Inc.	$1.97	(0.23)	0.71
Realized and unrealized derivative market value adjustments	(0.21)	0.25	1.00
Tax effect (a)	0.05	(0.06)	(0.24)
Non-GAAP net income (loss) attributable to Nelnet, Inc., excluding derivative market value adjustments (b)	$1.81	(0.04)	1.47

(a) The tax effects are calculated by multiplying the realized and unrealized derivative market value adjustments by the applicable statutory income tax rate.
(b) "Derivative market value adjustments" includes both the realized portion of gains and losses (corresponding to variation margin received or paid on derivative instruments that are settled daily at a central clearinghouse) and the unrealized portion of gains and losses that are caused by changes in fair values of derivatives which do not qualify for "hedge treatment" under GAAP. "Derivative market value adjustments" does not include "derivative settlements" that represent the cash paid or received during the current period to settle with derivative instrument counterparties the economic effect of the Company's derivative instruments based on their contractual terms.
The accounting for derivatives requires that changes in the fair value of derivative instruments be recognized currently in earnings, with no fair value adjustment of the hedged item, unless specific hedge accounting criteria is met. Management has structured all of the Company’s derivative transactions with the intent that each is economically effective; however, the Company’s derivative instruments do not qualify for hedge accounting in the consolidated financial statements. As a result, the change in fair value of derivative instruments is reported in current period earnings with no consideration for the corresponding change in fair value of the hedged item. Under GAAP, the cumulative net realized and unrealized gain or loss caused by changes in fair values of derivatives in which the Company plans to hold to maturity will equal zero over the life of the contract. However, the net realized and unrealized gain or loss during any given reporting period fluctuates significantly from period to period.
The Company believes these point-in-time estimates of asset and liability values related to its derivative instruments that are subject to interest rate fluctuations are subject to volatility mostly due to timing and market factors beyond the control of management, and affect the period-to-period comparability of the results of operations. Accordingly, the Company’s management utilizes operating results excluding these items for comparability purposes when making decisions regarding the Company’s performance and in presentations with credit rating agencies, lenders, and investors. Consequently, the Company reports this non-GAAP information because the Company believes that it provides additional information regarding operational and performance indicators that are closely assessed by management. There is no comprehensive, authoritative guidance for the presentation of such non-GAAP information, which is only meant to supplement GAAP results by providing additional information that management utilizes to assess performance.

Operating Segments
The Company's reportable operating segments are described in note 1 of the notes to consolidated financial statements included in the 2023 Annual Report. They include:
•Loan Servicing and Systems (LSS) - referred to as Nelnet Diversified Services (NDS)
•Education Technology Services and Payments (ETSP) - referred to as Nelnet Business Services (NBS)
•Asset Generation and Management (AGM), part of the Nelnet Financial Services (NFS) division
•Nelnet Bank, part of the NFS division
The Company earns fee-based revenue through its NDS and NBS reportable operating segments. The Company earns net interest income on its loan portfolio, consisting primarily of FFELP loans, through its AGM reportable operating segment. This segment is expected to generate significant amounts of cash as the FFELP portfolio amortizes. The Company actively works to maximize the amount and timing of cash flows generated from its FFELP portfolio and seeks to acquire additional loan assets to leverage its servicing scale and expertise to generate incremental earnings and cash flow. Nelnet Bank operates as an internet industrial bank franchise focused on the private education and unsecured consumer loan markets, with a home office in Salt Lake City, Utah. Other operating segments included in the NFS division include the Company's U.S. Securities and Exchange Commission (SEC)-registered investment advisor subsidiary, property and casualty reinsurance activities, investment activities in real estate, and investment debt securities (primarily student loan and other asset-backed securities) and interest expense incurred on debt used to finance such investments.
Other business activities and operating segments that are not reportable and not part of the NFS division are combined and included in Corporate and Other Activities ("Corporate"). Corporate also includes interest income earned on cash balances held at the corporate level and interest expense incurred on unsecured corporate related debt transactions, certain investment activities including its investment in ALLO and early-stage and emerging growth companies (venture capital investments), and certain shared service activities that are allocated to each operating segment based on estimated use of such activities and services. In addition, Corporate includes corporate costs and overhead functions not allocated to operating segments, including executive management, investments in innovation, and other holding company organizational costs.

The information below presents the operating results (net income (loss) before taxes) for each of the Company's reportable and certain other operating segments reconciled to the consolidated financial statements for the three months ended March 31, 2024 and 2023.

	Three months ended March 31,		Certain Items Impacting Comparability and Other Information (All dollar amounts below are pre-tax)
	2024	2023
NDS	$15,990	25,219
•A decrease in before tax operating margin due primarily to a decrease in loan servicing and systems revenue, partially offset by a decrease in salaries and benefits resulting from restructure charges incurred during the first quarter of 2023 and staff reductions in 2023.

NBS	47,635	37,637
•An increase in before tax operating margin, excluding net interest income, due to increased revenue while maintaining a consistent cost structure.
•The recognition of $7.9 million of interest income in 2024 compared with $6.0 million in 2023 due to higher interest rates.

Nelnet Financial Services division:
AGM	33,743	(221)
•A net gain of $5.7 million related to changes in the fair values of derivative instruments that do not qualify for hedge accounting in 2024 compared with a net loss of $37.4 million in 2023.
•A decrease of $21.1 million in net interest income due to a decrease in core loan spread in 2024 compared with 2023.
•A decrease of $5.1 million in net interest income due to the decrease in the average balance of loans in 2024 compared with 2023.
•The recognition of $6.6 million in provision for loan losses in 2024 compared with $31.9 million in 2023.
•The recognition of a net gain of $11.8 million in 2023 from the sale of loans.
•The recognition of $21.8 million of investment interest in 2024 compared with $13.8 million in 2023 due to an increase in interest earned on the Company's partial ownership in loan securitizations that are accounted for as held-to-maturity beneficial interest investments.

Nelnet Bank	1,147	(93)
NFS Other Operating Segments:
WRCM	1,346	1,458	•Represents investment advisory services through Whitetail Rock Capital Management, LLC (WRCM), the Company's SEC-registered investment advisor subsidiary, under various arrangements.
Nelnet Insurance Services	2,066	422	•Represents primarily the operating results of the Company's reinsurance treaties on property and casualty policies.
Real estate investments	(2,042)	1,109
•Represents the operating results of the Company's real estate investments and administrative costs to manage this portfolio. Losses/gains recognized for each period relate primarily to the Company's proportionate share of earnings/losses on real estate investments accounted for under the equity method.

Investment securities	12,392	2,188
•The recognition of $12.2 million of net interest income in 2024 compared with $6.4 million in 2023 due to higher average yield on interest-earning debt securities (bonds) and a decrease in outstanding debt used to finance such investments.
•The recognition of $4.0 million of realized losses on sales of investment securities in 2023.

Corporate:
Unallocated corporate costs	(10,045)	(12,989)
ALLO investment	(8,593)	(17,882)
•The recognition of a net loss from the ALLO voting membership interest investment of $10.7 million in 2024 compared with $20.2 million in 2023. Absent additional equity contributions, the Company will not recognize additional losses for its voting membership interests in ALLO.
•The recognition of income of $2.4 million and $2.2 million in 2024 and 2023, respectively, on the $155.0 million (as of March 31, 2024) outstanding preferred membership interests of ALLO. The preferred membership interests of ALLO held by the Company historically earned a preferred annual return of 6.25% that increased to 10.00% on April 1, 2024.

Nelnet Renewable Energy	(1,533)	(6,701)
•The recognition of a loss in the solar construction business of $4.0 million in 2024 compared with $3.1 million in 2023.
•The recognition of a net gain from tax solar investments of $3.0 million in 2024 compared with a net loss of $1.9 million in 2023.

Other corporate activities	2,019	1,120
Net income before taxes	94,127	31,267
Income tax expense	(23,119)	(8,250)
Net loss attributable to noncontrolling interests	2,202	3,470
•The majority of noncontrolling interests represents losses attributed to noncontrolling membership interests in the Company’s Nelnet Renewable Energy operating segment, which were $2.3 million and $3.5 million in 2024 and 2023, respectively.

Net income	$73,210	26,487

Segment Reporting
The following tables present the results of each of the Company's reportable operating segments reconciled to the consolidated financial statements.

	Three months ended March 31, 2024
			Nelnet Financial Services
	Loan Servicing and Systems	Education Technology Services and Payments	Asset Generation and Management	Nelnet Bank	NFS Other Operating Segments	Corporate and Other Activities	Eliminations	Total
Total interest income	$1,894	7,866	231,463	17,064	15,616	3,815	(8,915)	268,802
Interest expense	—	—	190,905	9,497	2,418	676	(8,915)	194,580
Net interest income	1,894	7,866	40,558	7,567	13,198	3,139	—	74,222
Less provision for loan losses	—	—	6,555	4,373	—	—	—	10,928
Net interest income after provision for loan losses	1,894	7,866	34,003	3,194	13,198	3,139	—	63,294
Other income (expense):
Loan servicing and systems revenue	127,201	—	—	—	—	—	—	127,201
Intersegment revenue	6,886	49	—	—	—	—	(6,935)	—
Education technology services and payments revenue	—	143,539	—	—	—	—	—	143,539
Solar construction revenue	—	—	—	—	—	13,726	—	13,726
Other, net	710	—	4,983	375	12,941	(1,994)	—	17,015
(Loss) gain on sale of loans, net	—	—	(41)	—	—	—	—	(41)
Impairment expense	—	—	—	—	—	—	—	—
Derivative settlements, net	—	—	1,555	202	—	—	—	1,757
Derivative market value adjustments, net	—	—	5,706	2,258	—	—	—	7,964
Total other income (expense), net	134,797	143,588	12,203	2,835	12,941	11,732	(6,935)	311,161
Cost of services:
Cost to provide education technology services and payments	—	48,610	—	—	—	—	—	48,610
Cost to provide solar construction services	—	—	—	—	—	14,229	—	14,229
Total cost of services	—	48,610	—	—	—	14,229	—	62,839
Operating expenses:
Salaries and benefits	76,722	40,167	1,195	2,721	358	23,521	(807)	143,875
Depreciation and amortization	5,109	2,683	—	260	—	8,716	—	16,769
Other expenses	19,538	7,558	3,418	1,128	11,802	13,402	—	56,845
Intersegment expenses, net	19,332	4,801	7,850	773	217	(26,845)	(6,128)	—
Total operating expenses	120,701	55,209	12,463	4,882	12,377	18,794	(6,935)	217,489
Income (loss) before income taxes	15,990	47,635	33,743	1,147	13,762	(18,152)	—	94,127
Income tax (expense) benefit	(3,838)	(11,435)	(8,099)	(259)	(3,274)	3,785	—	(23,119)
Net income (loss)	12,152	36,200	25,644	888	10,488	(14,367)	—	71,008
Net loss (income) attributable to noncontrolling interests	—	17	—	—	(120)	2,305	—	2,202
Net income (loss) attributable to Nelnet, Inc.	$12,152	36,217	25,644	888	10,368	(12,062)	—	73,210

	Three months ended December 31, 2023
			Nelnet Financial Services
	Loan Servicing and Systems	Education Technology Services and Payments	Asset Generation and Management	Nelnet Bank	NFS Other Operating Segments	Corporate and Other Activities	Eliminations	Total
Total interest income	$1,651	6,725	239,798	16,767	20,376	3,315	(13,379)	275,253
Interest expense	—	—	204,179	9,863	4,887	(216)	(13,379)	205,335
Net interest income	1,651	6,725	35,619	6,904	15,489	3,531	—	69,918
Less provision for loan losses	—	—	8,286	2,638	—	—	—	10,924
Net interest income after provision for loan losses	1,651	6,725	27,333	4,266	15,489	3,531	—	58,994
Other income (expense):
Loan servicing and systems revenue	128,816	—	—	—	—	—	—	128,816
Intersegment revenue	6,931	55	—	—	—	—	(6,986)	—
Education technology services and payments revenue	—	106,052	—	—	—	—	—	106,052
Solar construction revenue	—	—	—	—	—	11,982	—	11,982
Other, net	688	—	4,329	(298)	11,561	(43,774)	—	(27,493)
(Loss) gain on sale of loans, net	—	—	6,987	—	—	—	—	6,987
Impairment expense	—	(4,310)	—	—	—	(22,641)	—	(26,951)
Derivative settlements, net	—	—	648	205	—	—	—	853
Derivative market value adjustments, net	—	—	(4,927)	(4,580)	—	—	—	(9,507)
Total other income (expense), net	136,435	101,797	7,037	(4,673)	11,561	(54,433)	(6,986)	190,739
Cost of services:
Cost to provide education technology services and payments	—	39,379	—	—	—	—	—	39,379
Cost to provide solar construction services	—	—	—	—	—	23,371	—	23,371
Total cost of services	—	39,379	—	—	—	23,371	—	62,750
Operating expenses:
Salaries and benefits	83,874	39,256	1,099	2,194	413	26,844	(763)	152,917
Depreciation and amortization	4,858	2,895	—	259	—	13,993	—	22,004
Other expenses	17,757	8,070	2,645	1,298	6,949	14,980	—	51,697
Intersegment expenses, net	20,598	5,625	8,035	161	136	(28,332)	(6,223)	—
Total operating expenses	127,087	55,846	11,779	3,912	7,498	27,485	(6,986)	226,618
Income (loss) before income taxes	10,999	13,297	22,591	(4,319)	19,552	(101,758)	—	(39,635)
Income tax (expense) benefit	(2,640)	(3,190)	(5,422)	1,066	(4,656)	24,565	—	9,722
Net income (loss)	8,359	10,107	17,169	(3,253)	14,896	(77,193)	—	(29,913)
Net loss (income) attributable to noncontrolling interests	—	(4)	—	—	(151)	21,514	—	21,359
Net income (loss) attributable to Nelnet, Inc.	$8,359	10,103	17,169	(3,253)	14,745	(55,679)	—	(8,554)

	Three months ended March 31, 2023
			Nelnet Financial Services
	Loan Servicing and Systems	Education Technology Services and Payments	Asset Generation and Management	Nelnet Bank	NFS Other Operating Segments	Corporate and Other Activities	Eliminations	Total
Total interest income	$1,037	6,036	234,719	12,259	18,660	2,539	(9,282)	265,968
Interest expense	—	—	189,198	7,214	11,827	491	(9,282)	199,449
Net interest income	1,037	6,036	45,521	5,045	6,833	2,048	—	66,519
Less provision for loan losses	—	—	31,858	2,417	—	—	—	34,275
Net interest income after provision for loan losses	1,037	6,036	13,663	2,628	6,833	2,048	—	32,244
Other income (expense):
Loan servicing and systems revenue	139,227	—	—	—	—	—	—	139,227
Intersegment revenue	7,790	56	—	—	—	—	(7,846)	—
Education technology services and payments revenue	—	133,603	—	—	—	—	—	133,603
Solar construction revenue	—	—	—	—	—	8,651	—	8,651
Other, net	608	—	2,845	210	(741)	(16,993)	—	(14,071)
(Loss) gain on sale of loans, net	—	—	11,812	—	—	—	—	11,812
Impairment expense	—	—	—	—	—	—	—	—
Derivative settlements, net	—	—	23,337	—	—	—	—	23,337
Derivative market value adjustments, net	—	—	(37,411)	—	—	—	—	(37,411)
Total other income (expense), net	147,625	133,659	583	210	(741)	(8,342)	(7,846)	265,148
Cost of services:
Cost to provide education technology services and payments	—	47,704	—	—	—	—	—	47,704
Cost to provide solar construction services	—	—	—	—	—	8,299	—	8,299
Total cost of services	—	47,704	—	—	—	8,299	—	56,003
Operating expenses:
Salaries and benefits	84,560	37,913	755	2,064	219	27,200	—	152,710
Depreciation and amortization	4,513	2,578	—	5	—	9,531	—	16,627
Other expenses	13,313	8,063	5,016	782	567	13,044	—	40,785
Intersegment expenses, net	21,057	5,800	8,696	80	129	(27,916)	(7,846)	—
Total operating expenses	123,443	54,354	14,467	2,931	915	21,859	(7,846)	210,122
Income (loss) before income taxes	25,219	37,637	(221)	(93)	5,177	(36,452)	—	31,267
Income tax (expense) benefit	(6,053)	(9,066)	53	35	(1,209)	7,990	—	(8,250)
Net income (loss)	19,166	28,571	(168)	(58)	3,968	(28,462)	—	23,017
Net loss (income) attributable to noncontrolling interests	—	138	—	—	(140)	3,472	—	3,470
Net income (loss) attributable to Nelnet, Inc.	$19,166	28,709	(168)	(58)	3,828	(24,990)	—	26,487

Loan Servicing and Systems Revenue
The following table presents disaggregated revenue by service offering for the Loan Servicing and Systems operating segment.

	Three months ended
	March 31, 2024	December 31, 2023	March 31, 2023
Government loan servicing	$105,474	107,709	108,880
Private education and consumer loan servicing	12,620	12,428	12,164
FFELP loan servicing	3,380	3,478	3,368
Software services	4,541	4,132	9,697
Outsourced services	1,186	1,069	5,118
Loan servicing and systems revenue	$127,201	128,816	139,227
Loan Servicing Volumes

	As of
	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Servicing volume (dollars in millions):
Government	$495,409	494,691	500,554	519,308	537,291	545,373
FFELP	15,783	17,462	18,400	19,021	19,815	20,226
Private and consumer	21,015	20,493	20,394	20,805	21,484	21,866
Total	$532,207	532,646	539,348	559,134	578,590	587,465

Number of servicing borrowers:
Government	14,328,013	14,503,057	14,543,382	14,898,901	15,518,751	15,777,328
FFELP	656,814	725,866	764,660	788,686	819,791	829,939
Private and consumer	882,256	894,703	896,613	899,095	925,861	951,866
Total	15,867,083	16,123,626	16,204,655	16,586,682	17,264,403	17,559,133

Number of remote hosted borrowers:	65,295	70,580	103,396	716,908	5,048,324	6,135,760
Education Technology Services and Payments Revenue
The following table presents disaggregated revenue by servicing offering for the Education Technology Services and Payments operating segment.

	Three months ended
	March 31, 2024	December 31, 2023	March 31, 2023
Tuition payment plan services	$38,880	30,091	34,187
Payment processing	47,786	37,143	44,041
Education technology services	56,021	37,957	54,787
Other	852	861	588
Education technology services and payments revenue	$143,539	106,052	133,603
As discussed further in the Company's 2023 Annual Report, this segment of the Company’s business is subject to seasonal fluctuations which correspond, or are related to, the traditional school year. Based on the timing of revenue recognition and when expenses are incurred, revenue and before tax operating margin are higher in the first quarter compared with the remainder of the year.

Solar Construction Revenue
The following table presents disaggregated revenue by service offering related to solar construction revenue.

	Three months ended
	March 31, 2024	December 31, 2023	March 31, 2023
Commercial revenue	$11,578	7,418	5,876
Residential revenue (a)	2,148	4,564	2,775
Solar construction revenue	$13,726	11,982	8,651
(a)    On April 12, 2024, the Company announced a change in its solar engineering, procurement, and construction operations to focus exclusively on the commercial solar market and will discontinue its residential solar operations. As a result, residential revenue will decline in future periods as existing customer contracts are completed. For the year ended December 31, 2023, the Company earned $11.8 million in residential revenue.
Other Income (Expense)
The following table presents the components of "other, net" in "other income (expense)" on the consolidated statements of operations:

	Three months ended
	March 31, 2024	December 31, 2023	March 31, 2023
Reinsurance premiums	$12,780	9,428	535
Borrower late fee income	3,133	2,363	2,247
Gain (loss) from solar investments, net	2,971	(33,221)	(1,947)
ALLO preferred return	2,409	2,299	2,249
Administration/sponsor fee income	1,546	1,613	1,772
Investment advisory services (WRCM)	1,508	1,876	1,612
Loss from ALLO voting membership interest investment	(10,693)	(15,601)	(20,213)
Investment activity, net	(1,298)	(419)	(3,577)
Other	4,659	4,169	3,251
Other, net	$17,015	(27,493)	(14,071)
Derivative Settlements
The following table summarizes the components of "derivative settlements, net" included in the consolidated statements of operations.

	Three months ended
	March 31, 2024	December 31, 2023	March 31, 2023
1:3 basis swaps	$365	364	859
Interest rate swaps - floor income hedges (a)	1,190	284	22,478
Interest rate swaps - Nelnet Bank	202	205	—
Total derivative settlements - income	$1,757	853	23,337
(a)    On March 15, 2023, to minimize the Company's exposure to market volatility and increase liquidity, the Company terminated its derivative portfolio hedging loans earning fixed rate floor income ($2.8 billion in notional amount of derivatives). Through March 15, 2023, the Company had received cash or had a receivable from its clearinghouse related to variation margin equal to the fair value of the $2.8 billion notional amount of fixed rate floor derivatives as of March 15, 2023 of $183.2 million, which included $19.1 million related to current period settlements. Subsequent to terminating these derivatives, during the second and fourth quarters of 2023, the Company entered into a total of $400.0 million notional amount of derivatives to hedge loans earning fixed rate floor income and other loans and investments in which the Company receives a fixed rate.

Loans and Accrued Interest Receivable and Allowance for Loan Losses
Loans and accrued interest receivable and allowance for loan losses consisted of the following:

	As of	As of	As of
	March 31, 2024	December 31, 2023	March 31, 2023
Non-Nelnet Bank:
Federally insured loans:
Stafford and other	$2,546,852	2,936,174	3,229,778
Consolidation	7,836,200	8,750,033	9,701,781
Total	10,383,052	11,686,207	12,931,559
Private education loans	261,582	277,320	241,515
Consumer and other loans	155,308	85,935	309,546
Non-Nelnet Bank loans	10,799,942	12,049,462	13,482,620
Nelnet Bank:
Federally insured loans	—	—	63,399
Private education loans	364,766	360,520	355,705
Consumer and other loans	118,957	72,352	19,903
Nelnet Bank loans	483,723	432,872	439,007

Accrued interest receivable	684,095	764,385	800,400
Loan discount, net of unamortized loan premiums and deferred origination costs	(32,674)	(33,872)	(26,215)
Allowance for loan losses:
Non-Nelnet Bank:
Federally insured loans	(61,723)	(68,453)	(79,331)
Private education loans	(14,736)	(15,750)	(15,175)
Consumer and other loans	(18,761)	(11,742)	(35,317)
Non-Nelnet Bank allowance for loan losses	(95,220)	(95,945)	(129,823)
Nelnet Bank:
Federally insured loans	—	—	(160)
Private education loans	(3,660)	(3,347)	(2,894)
Consumer and other loans	(7,128)	(5,351)	(1,827)
Nelnet Bank allowance for loan losses	(10,788)	(8,698)	(4,881)
	$11,829,078	13,108,204	14,561,108
The following table summarizes the allowance for loan losses as a percentage of the ending loan balance for each of the Company's loan portfolios.

	As of	As of	As of
	March 31, 2024	December 31, 2023	March 31, 2023
Non-Nelnet Bank:
Federally insured loans (a)	0.59%	0.59%	0.61%
Private education loans	5.63%	5.68%	6.28%
Consumer and other loans	12.08%	13.66%	11.41%
Nelnet Bank:
Federally insured loans (a)	—	—	0.25%
Private education loans	1.00%	0.93%	0.81%
Consumer and other loans	5.99%	7.40%	9.18%
(a)    As of March 31, 2024, December 31, 2023, and March 31, 2023, the allowance for loan losses as a percent of the risk sharing component of federally insured student loans not covered by the federal guaranty for non-Nelnet Bank was 21.7%, 21.8%, and 22.3%, respectively, and for Nelnet Bank was 10.1% as of March 31, 2023.

Loan Activity
The following table sets forth the activity of the Company's loan portfolios:

	Three months ended
	March 31, 2024	December 31, 2023	March 31, 2023
Non-Nelnet Bank:
Beginning balance	$12,049,462	12,735,621	14,169,771
Loan acquisitions:
Federally insured student loans	—	57,753	2,980
Private education loans	—	36	—
Consumer and other loans	80,730	138,575	250,706
Total loan acquisitions	80,730	196,364	253,686
Repayments, claims, capitalized interest, participations, and other, net	(350,496)	(286,483)	(410,239)
Loans lost to external parties	(779,655)	(349,890)	(268,696)
Loans sold	(200,099)	(246,150)	(261,902)
Ending balance	$10,799,942	12,049,462	13,482,620

Nelnet Bank:
Beginning balance	$432,872	468,813	419,795
Loan acquisitions and originations:
Private education loans	16,715	11,945	14,226
Consumer and other loans	56,847	30,201	19,632
Total loan acquisitions and originations	73,562	42,146	33,858
Repayments	(22,711)	(20,518)	(14,529)
Loans sold to AGM	—	(57,569)	(117)
Ending balance	$483,723	432,872	439,007
The Company has partial ownership in certain consumer, private education, and federally insured student loan securitizations that are accounted for as held-to-maturity beneficial interest investments and included in "investments and notes receivable" in the Company's consolidated financial statements. As of the latest remittance reports filed by the various trusts prior to or as of March 31, 2024, the Company’s ownership correlates to approximately $1.79 billion included in these securitizations. The loans held in these securitizations are not included in the above table.

Loan Spread Analysis
The following table analyzes the loan spread on AGM’s portfolio of loans, which represents the spread between the yield earned on loan assets and the costs of the liabilities and derivative instruments used to fund the assets.

	Three months ended
	March 31, 2024	December 31, 2023	March 31, 2023
Variable loan yield, gross	7.99%	7.75%	7.12%
Consolidation rebate fees	(0.80)	(0.80)	(0.81)
Discount accretion, net of premium and deferred origination costs amortization	0.09	0.06	0.05
Variable loan yield, net	7.28	7.01	6.36
Loan cost of funds - interest expense	(6.50)	(6.40)	(5.53)
Loan cost of funds - derivative settlements (a) (b)	0.01	0.01	0.03
Variable loan spread	0.79	0.62	0.86
Fixed rate floor income, gross	0.01	0.00	0.03
Fixed rate floor income - derivative settlements (a) (c)	0.04	0.01	0.68
Fixed rate floor income, net of settlements on derivatives	0.05	0.01	0.71
Core loan spread	0.84%	0.63%	1.57%

Average balance of AGM's loans	$11,561,504	12,500,817	13,991,241
Average balance of AGM's debt outstanding	11,387,400	11,993,699	13,364,876
(a)    Derivative settlements represent the cash paid or received during the current period to settle with derivative instrument counterparties the economic effect of the Company's derivative instruments based on their contractual terms. Derivative accounting requires that net settlements with respect to derivatives that do not qualify for "hedge treatment" under GAAP be recorded in a separate income statement line item below net interest income. The Company maintains an overall risk management strategy that incorporates the use of derivative instruments to reduce the economic effect of interest rate volatility. As such, management believes derivative settlements for each applicable period should be evaluated with the Company’s net interest income (loan spread) as presented in this table. The Company reports this non-GAAP information because the Company believes that it provides additional information regarding operational and performance indicators that are closely assessed by management. There is no comprehensive, authoritative guidance for the presentation of such non-GAAP information, which is only meant to supplement GAAP results by providing additional information that management utilizes to assess performance. See "Derivative Settlements" included in this supplement for the net settlement activity recognized by the Company for each type of derivative for the periods presented in the table.
A reconciliation of core loan spread, which includes the impact of derivative settlements on loan spread, to loan spread without derivative settlements follows.

	Three months ended
	March 31, 2024	December 31, 2023	March 31, 2023
Core loan spread	0.84%	0.63%	1.57%
Derivative settlements (1:3 basis swaps)	(0.01)	(0.01)	(0.03)
Derivative settlements (fixed rate floor income)	(0.04)	(0.01)	(0.68)
Loan spread	0.79%	0.61%	0.86%

(b)    Derivative settlements consist of net settlements received related to the Company’s 1:3 basis swaps.
(c)    Derivative settlements consist of net settlements received related to the Company’s floor income interest rate swaps.
The relationship between the indices in which AGM earns interest on its loans and funds such loans has a significant impact on loan spread. In an increasing interest rate environment, student loan spread on FFELP loans increases in the short term because of the timing of interest rate resets on the Company's assets occurring daily in contrast to the timing of the interest rate resets on the Company's debt occurring either monthly or quarterly.
Variable loan spread was lower during the three months ended March 31, 2024 compared with the same period in 2023 due to a significant increase in short-term rates during the first quarter of 2023 compared with an insignificant change in rates for the same period in 2024.

The difference between variable loan spread and core loan spread is fixed rate floor income earned on a portion of AGM's federally insured student loan portfolio. A summary of fixed rate floor income and its contribution to core loan spread follows:

	Three months ended
	March 31, 2024	December 31, 2023	March 31, 2023
Fixed rate floor income, gross	$180	153	1,110
Derivative settlements (a)	1,190	284	22,478
Fixed rate floor income, net	$1,370	437	23,588
Fixed rate floor income contribution to spread, net	0.05%	0.01%	0.71%
(a)    Derivative settlements consist of net settlements received related to the Company's derivatives used to hedge student loans earning fixed rate floor income.
The decrease in gross fixed rate floor income for the three months ended March 31, 2024 compared with the same period in 2023 was due to higher interest rates in 2024 compared with 2023.
The Company had a significant portfolio of derivative instruments in which the Company paid a fixed rate and received a floating rate to economically hedge loans earning fixed rate floor income. On March 15, 2023, to minimize the Company's exposure to market volatility and increase liquidity, the Company terminated its derivative portfolio hedging loans earning fixed rate floor income ($2.8 billion in notional amount of derivatives). Through March 15, 2023, the Company had received cash or had a receivable from its clearinghouse related to variation margin equal to the fair value of the $2.8 billion notional amount of fixed rate floor derivatives as of March 15, 2023 of $183.2 million, which included $19.1 million related to current period settlements. Subsequent to terminating these derivatives, during the second and fourth quarters of 2023, the Company entered into a total of $400.0 million notional amount of derivatives to hedge loans earning fixed rate floor income and other loans and investments in which the Company receives a fixed rate.
The decrease in net derivative settlements received by the Company during the three months ended March 31, 2024, compared with the same period in 2023, was due to a decrease in the notional amount of derivatives outstanding and less favorable terms on the $400.0 million of notional derivatives entered into in 2023 compared with the $2.8 billion notional derivatives that were terminated due to an increase in interest rates from when the terminated derivatives were initially executed.
Fixed Rate Floor Income
The following table shows AGM’s federally insured student loan assets that were earning fixed rate floor income as of March 31, 2024.

Fixed interest rate range	Borrower/lender weighted average yield	Estimated variable conversion rate (a)	Loan balance
8.0 - 8.99%	8.25%	5.61%	$161,073
> 9.0%	9.06%	6.42%	106,942
			$268,015
(a)    The estimated variable conversion rate is the estimated short-term interest rate at which loans would convert to a variable rate. As of March 31, 2024, the weighted average estimated variable conversion rate was 5.93% and the short-term interest rate was 556 basis points.